                                                                   EXHIBIT 10.35

                                                                      AA 0310425

[official, stamped notarial paper of the Republic of Colombia]
[script:] 384 February 19/98
THE FOURTEENTH NOTARIAL OFFICE OF THE CIRCUIT OF CALI
RECORDED DOCUMENT NUMBER:  (384) THREE HUNDRED EIGHTY-FOUR
DATE OF ISSUANCE: FEBRUARY NINETEENTH (19th), 1998
CONTRACT: AMENDMENT OF CHARTER/BYLAWS
COMPANY NAME: SUSCRIPCIONES AUDIOVISUALES S.A.

In the city of Santiago de Cali, the capital city of the department of Valle del Cauca, the Republic of Colombia, on the nineteenth (19th) day of the month of February of nineteen ninety-eight (1998), before me, MELBA LUCIO OCHOA, ACTING FOURTEENTH NOTARY OF THE CIRCUIT OF CALI, there did appear Dr. ALVARO JOSE LLOREDA CAICEDO, identified with Citizenship Card No. 6,080,980 of Cali and Dr. RODOLFO GUERRERO BUENO, identified with Citizenship Card No. 16,449,603 of Yumbo, both of them of legal age, residents of Cali, and they did state as follows: FIRST. That the first of the appearing parties, that is, ALVARO JOSE LLOREDA CAICEDO, is acting in this instrument in the name of and lawfully representing the company SUSCRIPCIONES AUDIOVISUALES S.A., of which he is the acting Chairman, which company is domiciled in the city of Cali, organized in accordance with Recorded Public Document No. 2,226 of May 28, 1965 of the Third Notarial Office of Santafe de Bogota and amended by, among others, Recorded Public Document No. 3,869 of November 30, 1994 of the Fourteenth Notarial Office of Cali, and Recorded Public Document No. 1,280 of April 26, 1995, of the Fourteenth Notarial Office of Cali, duly authorized by the General Meeting of Shareholders of SUSCRIPCIONES AUDIOVISUALES S.A., and the second, that is, RODOLFO GUERRERO BUENO, as secretary of the General Meeting of Shareholders of the said company, all of which is set forth in Minutes 50 of February 6, 1998, which document I attach with the certificate issued by the Registrar of the Chamber of Commerce of Cali, do make a submittal for inclusion in the official file and for the reproduction of the texts thereof in such copies of this recorded document as may happen to be issued at any time. SECOND. That, in the exercise of such offices mentioned above, and in compliance with that provided for by the supreme organizational body of the company, they do proceed to formalize the amendment of Articles 27, Rule No. ELEVEN, 32, 33, 34, 35, 36, 37, 38, 42, 46, 47, 50, Paragraph a), 56
and 71, and to include them in a single recorded document with the other articles which comprise the charter/bylaws of the Company SUSCRIPCIONES AUDIOVISUALES S.A. THIRD: That, therefore, the charter/bylaws of SUSCRIPCIONES AUDIOVISUALES S.A., the amendment of which they proceed to formalize and include in a single recorded document by means hereof, in accordance with the text approved by the supreme organizational body, shall read as follows:

CHAPTER I. NAME, TYPE, NATIONALITY, DOMICILE, PURPOSE AND DURATION OF THE COMPANY. Article 1: The Company shall continue to do business under the company name SUSCRIPCIONES AUDIOVISUALES S.A., a stock company of a commercial character. Its domicile or principal place of business is the city of Cali in the department of Valle del Cauca, the Republic of Colombia.

Article 2: By virtue of the volition of the Meeting of Shareholders, the Company may change its company domicile within the country. On the basis of that provided for in Articles 262 to 264 of the Commercial Code, the Company shall be able to establish branch offices and agencies within or outside of the place of its domicile. Such branch offices or agencies shall be divisions and subordinate offices of the Company subject to its charter/bylaws and rules, as well as such decisions as may be issued by the General Meeting of Shareholders and the Board of Directors upon ordering the establishment thereof.

                                                                      AA 0310426

continuation of Notarial Sheet No. AA 0310425

Article 3: COMPANY PURPOSE. The Company shall have the purpose of the economic exploitation of all manner of activities and businesses relating to the communications media, on its own behalf or on behalf of others, such as telecommunications, understood to mean any broadcast, transmission or reception of signals, writing, images, characters, sounds, data or information of any nature by wire, radio or other optical or electromagnetic systems, telephony, whether basic, domestic and international long-distance, radio broadcasting, television and cinema, in all of the manifestations thereof, which activities may be carried out directly as the providing of services, with its own means or equipment or those which are leased, or by means of licenses, transfers or any other type of contract entered into by natural or artificial persons, the latter of the private sector, enterprises of mixed private and governmental economics or governmental enterprises. In the pursuit of this purpose, the company shall be able to carry out all of the acts and enter into the contracts appropriate or necessary for the achievement of its goals and the complete fulfillment of its company purpose and which directly or indirectly relate to the mentioned purpose, such as: a) all of the activities relating to telecommunications, whether basic, local, domestic and international long-distance, value-added services; b) the providing of services for radio, cinema and television, including the programming and production of all manner of leisure, publicity and advertising programs over any medium of communication, programs and spots which may be intended for reception by the general public or particularly by a system of subscribers or members; c) the purchase, sale and distribution of radio spots, background music, cinema and television, whether live, direct or by cable, produced within the country or abroad;

d) to do market studies or research in the area of telecommunications and communications, for third parties or for the fulfillment of its own company purpose;

e) to bid on radio, cinema and television programs from private or governmental entities;

f) to form, to organize and to finance civil partnerships or commercial companies, whether of mixed private and governmental economics or of any other form provided for by the law, whether with private capital or with state capital, the purpose of which is the same or similar, and to subscribe shares and/or acquire stock in the equity thereof as well as to work in cooperation with such companies as may be involved in businesses leading to opening up markets or to intermediating in the distribution of sales and services in telecommunications and communications media;

g) to acquire companies among those mentioned above, by purchase, merger or other means of joining with them;

h) to acquire, to transfer, to encumber, to administrate, to give or take in lease or in any other manner any type of real or personal property, whether tangible or intangible and whether domestic or foreign;

i) to acquire shares or stock in companies already formed or which may be formed in the future;

j) to stand as guarantor for the obligations of third parties when such obligations may be conducive to the achievement of the company purpose;

k) to participate as creditor or as debtor in any manner of credit transactions, receiving and giving security, as the case may be, when appropriate;

l) to make, to endorse, to accept, to guaranty, to collect, to discount and to negotiate in general any manner of securities or any other type of debt instruments;

                                                                      AA 0310427

continuation of Notarial Sheet No. AA 0310426

m) to carry out any manner of transactions with credit institutions, such as deposits, loans, discounts, wire transfers, etc.;

n) to receive or to give money in loan, with or without consideration;

o) to enter into, with insurance companies as well, contracts relating to the protection of its assets, business and people employed by it;

p) to represent domestic or foreign firms which pursue the same company purpose or to serve as their agent;

q) to settle, to dismiss and to appeal against the decisions of arbitrators or amicable conciliators in matters in which it may have an interest with respect to third parties, with respect to the shareholders and with respect to the other representatives or workers of the Company;

r) to enter into or to perform, in general, all manner of contracts or acts of a civil, commercial, administrative and labor character, which directly lead to the fulfillment of the company purpose as well as those which may have the goal of the exercise of the rights and the compliance with the obligations legally or contractually deriving from the existence and activity of the Company. (Article 99 of the Commercial Code.) In addition, it shall be able to form part of associations and not-for-profit entities aimed at promoting the development and benefit of the community, contributing various goods and services for work of a civic, social, welfare, religious or sports nature.

Article 4: The Company shall be able to acquire and transfer such real or personal property, whether tangible or intangible, as may be necessary or appropriate for the fulfillment of its COMPANY PURPOSE.

Article 5: The duration of the Company shall be for a term of 50 (fifty) years commencing from the date of the approval of these charter/bylaws. It may be dissolved prior to the expiration of the term of its existence, and the latter may be extended, all of this in accordance with the law, as may be established in the present charter/bylaws and as may be decided in the future by the General Meeting of Shareholders.

CHAPTER II. THE CAPITAL. The authorized capital of the Company is TWO BILLION COLOMBIAN PESOS (2,000,000,000), LEGAL TENDER, divided into ONE MILLION (1,000,000) registered shares with a par value of TWO THOUSAND COLOMBIAN PESOS (2,000) each. The capital subscribed and paid-in is ONE BILLION THREE HUNDRED MILLION COLOMBIAN PESOS (1,300,000,000), LEGAL TENDER, equivalent to SIX HUNDRED FIFTY THOUSAND (650,000) shares.

Article 7: Such shares as may be issued subsequently by reason of an increase in capital or a capitalization of profits shall also be registered, equal and with a par value of two thousand (2,000) Colombian pesos each. Of the shares into which the authorized capital is divided, the following shares have been subscribed and paid in:

SHAREHOLDER                         DOMICILE     SHARES          CAPITAL

Elvira Lloreda de Schrader          Cali         30,000         60,000,000
Alfredo Dominguez Lloreda           Cali         30,000         60,000,000

Maria Elvira Dominguez Lloreda      Cali         30,000         60,000,000

Elvira Lloreda de Schrader

Cia. SCA.                           Cali         50,000        100,000,000

Elvis Andina Ltda.                  Cali         50,000        100,000,000

Alvaro Jose Lloreda Caicedo         Cali         18,000         36,000,000

Alvaro Jose Lloreda Garces          Cali         18,000         36,000,000

Maria Lucia Lloreda Garces          Cali         18,000         36,000,000

Jorge Alberto Lloreda Garces        Cali         18,000         36,000,000

                                                                      AA 0310428

continuation of Notarial Sheet No. AA 0310427


Felipe Lloreda Garces                Cali        18,000         36,000,000

Mariana Lloreda Garces               Cali        18,000         36,000,000

Lloreda Davila Cia. S. en C.         Cali        18,000         36,000,000

Corfipacifico S.A.                   Cali        69,000        138,000,000

Rodrigo Lloreda Caicedo              Cali        19,000         38,000,000

Francisco Jose Lloreda Mera          Cali        18,750         37,500,000

Rodrigo Lloreda Mera                 Cali        18,750         37,500,000

Maria Mercedes Lloreda Mera          Cali        18,750         37,500,000

Aura Lucia Lloreda Mera              Cali        18,750         37,500,000

Maria Eugenia Lloreda P.             Cali        18,750         37,500,000

Lloreda & Cia. Inversiones SCA.      Cali        77,250        154,500,000

El Pais S.A.                         Cali        75,000        150,000,000

                                                             -------------

TOTAL CAPITAL:                                  650,000      1,300,000,000

                                                             =============

Article 8: The shareholders shall have a preemptive right to subscribe, in any new issue of shares, an amount in proportion to those which they possess at the time of the offering, as may appear recorded in the Book of Shareholders. When approving the rules of subscription, the Board of Directors shall indicate the term for subscribing, which shall not be less than 15 (fifteen) business days, or exceed 3 (three) months commencing from the date of the offering. The Board of Directors shall regulate the exercise of the preemptive right by accretion on the basis that the shareholders may subscribe in proportion to the shares which they own, and if any does not desire to subscribe, the failure to exercise such right shall be to the benefit of the other subscribers in the pro-rata proportion of the shares thereof.

Article 9: The shares issued and reserved shall be placed when so determined by the Board of Directors. The latter may grant terms which shall not exceed one year for the payment for such shares and may demand such security as it may deem necessary for safeguarding the interests of the Company. The payment for the shares shall be carried out in cash unless the Board of Directors resolves to receive property which it may deem appropriate for the achievement of the goals of the Company, which property shall be valuated by the Board of Directors itself. The valuation shall be subject to the approval of the Office of the Superintendent of Companies.

CHAPTER III. CAPITAL INCREASE AND RESERVE FUND. Article 10: The General Meeting of Shareholders may increase the capital by any of the means allowed by the law.

Article 11: The General Meeting of Shareholders may convert into capital stock, susceptible to the issuance of new shares: 1) Any special reserve created by it,
2) the proceeds of the premiums obtained for the sale of paid-in shares, 3) any other type of net profits susceptible to distribution. SEPARATE PARAGRAPH: The legal reserve or such funds as the law may mandate to be formed and maintained for special purposes shall not be able to be capitalized.

CHAPTER IV. SHARES, CERTIFICATES AND SHAREHOLDERS. Article 12: The shares of the Company shall be in registered form and a single, collective share certificate shall be issued therefor to each shareholder, unless any one of them may prefer unitary or partially collective share certificates.

Article 13: The share certificates shall be issued in a numbered and sequential series and they shall bear the signatures of the Chairman and of the Secretary of the Company, and shall be recorded in the Share Register Book. The legend upon them shall be determined by the Board of Directors in adherence to that provided for in Article 401 of the Commercial Code.

Article 14: The General Meeting of Shareholders shall be able to create preferred shares, shares for rights to holders of retired stock or shares for additional stock issued for services (article 380 of the Commercial Code.)

                                                                      AA 0310429

continuation of Notarial Sheet No. AA 0310428

Article 15: In the event of the loss of a share certificate, where the event is sufficiently proved, in the judgment of the Board of Directors, it shall be replaced at the cost of its owner and it shall bear a statement that it is a duplicate. If the lost share certificate appears, the owner shall return the duplicate to the Company, and it shall be destroyed by the Board of Directors. This shall be set forth in the minutes of the respective session. The duplicate shall be issued under the exclusive liability of the party involved and the Company shall assume no liability whatsoever for such reissuance, either with respect to the shareholder or with respect to such persons as may be the owners of the corresponding shares in the future. In the event that the disappearance of the share certificate occurs through theft or robbery, the issuance of the duplicate shall also require the submittal of a copy of the pertinent accusation report (article 402 of the Commercial Code).

Article 16: When there is a dispute as to the ownership of shares of the Company or as to the right to receive the proceeds thereof, it shall hold on unrestricted deposit, without interest, the dividends corresponding to such shares until such time as the court may decide or there may be a resolution with respect to whom such proceeds pertain, with the understanding that there is a dispute for the purposes of this article when the Company has received an official notice or order to withhold the dividends.

Article 17: Such taxes as may apply to the share certificates or provisional certificates as may be issued shall be borne by the shareholders.

Article 18: The shares shall be freely negotiable within the limitations established or which may be established by the law. Transfers shall be finalized by the mere consent of the contracting parties, but in order for such act to take effect in relation to the company and to third parties, with execution of the transfer, recording shall be required in the book referred to as the SHARE REGISTER which is to be kept by the Secretary of the Company and is to be registered with the Chamber of Commerce of Cali. The recording is to be carried out by means of a document which must be sent by the transferor and shall be referred to as the TRANSFER LETTER or by virtue of an endorsement made on the respective share certificate. In the mentioned book there shall be recording of the names, nationality, domicile, identity document or card taxpayer's identification number (NIT) of such persons as may be owners of shares, with indication of the amount pertaining to each individual recorded, the entries related to court actions, to attachments, to pledges and other encumbrances and limitations upon the ownership thereof. After recording is completed, the secretary shall so communicate, in writing, to the acquiror of the shares, to the pledge creditor, to the person in whose favor the limitations have been made or to the appropriate authority, as the case may be.

Article 19: The transfers of shares for which notice in writing is given to the Company, shall be sufficient ground for making the pertinent annotation of cancellation for the prior shareholders and for the recording of the new shareholders in the Share Encumbrance and Register Book, after voiding of the share certificates issued to the transferor.

Article 20: When a shareholder is in default in the payment of the installments for the shares which he has subscribed, he shall not be able to exercise the rights inherent to them. At the option of the Board of Directors, the Company shall also be able to resort to judicial collection or to sale, for the account of and at the risk of the defaulting party, through a broker, of such shares as may have been subscribed, or to apply the sums received in the payment for the number of shares corresponding to the installments paid-in, after deduction of 20% (twenty percent) as compensation for damages, which shall be presumed to have been caused. (Article 397 of the Commercial Code.)

                                                                      AA 0310430

continuation of Notarial Sheet No. AA 0310429

Article 21: When the rules provide for payment by installments, at the time of subscription there shall be a collection, in cash, of at least one third of the value of each share subscribed. Upon the payment of this one third, the share shall be transferrable in the same manner as paid-in shares, but the transferor and the transferee shall remain jointly and severally liable to the Company for the amount of the shares, without prejudice to that provided for in the preceding article in the case of default.

Article 22: When involving shares given in pledge, unless there is a stipulation otherwise by the parties, of which the Company has written notice, the pledge debtor shall retain the rights inherent to his status as a shareholder. CHAPTER
V. REPRESENTATION AND POWERS OF ATTORNEY.

Article 23: The Company shall not recognize more than a single owner for each share and therefore when a share belongs to various persons they shall designate, in writing, such person as is to appear before the Company as the exclusive representative of the joint share.

Article 24: The shares are indivisible. When, due to any legal or contractual reason, a share belongs to various persons, they must designate a single, joint representative to exercise the rights pertaining to the status of shareholder. In the absence of agreement, the court of the domicile of the Company shall designate the representative for such shares upon the petition of any interested party. All of the co-owners or joint owners of the share or shares shall be jointly and severally liable for the performance of the obligations thereof to the Company. An executor in possession of assets shall represent such shares as may pertain to an unliquidated estate. If there are multiple executors, they shall designate a single one as the representative, unless one of them has been authorized by the court for such purpose. When there is no executor, the representation shall be exercised by such person as may be elected by a majority of the votes of the successors acknowledged in the judgment, for which purpose a written statement submitted by a majority of the heirs recognized in the succession judgment shall be sufficient.

Article 25: Any shareholder may be represented in the sessions of the Meetings of Shareholders by means of a proxy issued in writing which indicates the name of the proxy, the person whom the latter may substitute for and the date of the meeting for which it is conferred. Such representation shall not be able to be granted to an artificial person unless granted in the furtherance of fiduciary affairs. A proxy granted by means of a recorded public document or a legally acknowledged document may comprise two or more sessions of the Meeting of Shareholders. A proxy granted by artificial persons as shareholders must be accompanied by legal proof of the legal capacity of the signatory thereof. Each shareholder, whether a natural or artificial person, community or estate, etc., shall be able to designate only one individual to represent it in the General Meeting of Shareholders, whatever the number of shares possessed thereby may be. (Article 184 of the Commercial Code.)

Article 26: The proxy of a shareholder shall not be able to divide the vote of his principal. This shall mean that it is not permitted to elect or vote with some shares of those he may represent in a given sense or for given persons and with others in a different sense or for other persons. However, this indivisible nature of the vote shall not prevent the representative or proxy for multiple persons, whether artificial or natural, from voting in each case following separately the instructions of the respective principal thereof, but in no case splitting the vote pertaining to the shares of each Principal.

                                                                      AA 0310431

continuation of Notarial Sheet No. AA 0310430

CHAPTER VI.  ELECTIONS AND VOTING.

Article 27: In the elections and votes which pertain to the General Meeting of Shareholders to carry out, the following rules shall be adhered to: FIRST: One vote shall pertain to each share. SECOND: All of the voting shall be carried out by means of ballots signed by the voter, which shall set forth the number of shares represented. THIRD: The appointment of the Board of Directors shall be carried out by means of the electoral quotient system, and that of the Internal Auditor and the Junior Auditors therefor by an absolute majority of the votes pertaining to the shares represented in the respective meeting. FOURTH: In the removal of the members of the Board of Directors, elected by means of the electoral quotient system, partial elections shall not be able to be carried out in order to replace them, rather proceeding to a new election under the same system, unless the vacancies are filled by unanimous vote. (Article 197 of the Commercial Code, final clause.) FIFTH: For the election of members of the Board of Directors, the voting shall be cast on a single ballot for a list of 7 (seven) full members and their respective personal deputies, and the tally shall be made under the electoral quotient system. This shall be determined by dividing the total number of the valid votes cast by the number of persons who are to be elected; from each list the election shall be declared of as many names as times the quotient is divided into the number of votes cast therefor, and if any offices remain to be filled, they shall pertain to the highest remainders, in descending order, that is, the first office remaining to be filled shall pertain to the list which, has obtained the highest remainder the second office to be filled, to the list which, after the preceding one, has obtained the highest remainder, and so on until completing the election of all of the members who are to compose any committee, board, collegial body, etc., formed of two or more persons. SIXTH: The blank votes shall be computed only for determining the quotient. SEVENTH: Upon the declaration by the Meeting of Shareholders that the members of the Board of Directors, both the full members and the deputy members, are legally elected, it shall number both groups of them, according to the order in which they may have placed and been elected on the single list, or on such lists as may have been reached for electing one or more candidates. On this basis it shall then resolve as to who are the first, second, third, fourth, fifth, sixth and seventh full members, and who are their deputies. EIGHTH: When the name of a candidate is repeated in the same ballot the votes in favor thereof on the said ballot, shall be computed only once, but if the repetition consists in appearing as a full member and at the same time as a deputy member, the inclusion as a deputy member shall not be taken into account. NINTH: If any ballot contains a number of names greater than that which is to be elected under the charter/bylaws, those which the ballot may have shall be tallied. TENTH: The deputies shall always be called upon to serve, and they shall have the right to vote, in the event that the full member does not attend. Given that the deputies are personal, according to the fifth rule, they shall be able to replace only their respective full members. ELEVENTH: With the exception of those cases where the law may require a greater number of votes, the acts of the General Meeting of Shareholders shall require, for their validity, the affirmative votes of a plural number of the shareholders who represent not less than one half plus one of the shares subscribed, with the exception of those provided for in the third and fourth rules of this article and in Articles 32, 33, 36, 37 and 62, which shall be governed by that provided for therein. TWELFTH: There shall be no right to vote with such shares as the Company may own in any manner. THIRTEENTH:

                                                                      AA 0310432

continuation of Notarial Sheet No. AA 0310431

When there is a tie in the voting on motions, the voting shall be repeated, and if the tied vote repeats, the motion shall be deemed to be rejected.
FOURTEENTH: The managers and the employees of the Company shall not be able to represent shares of others in the sessions of the General Meeting of Shareholders unless they do so as the lawful representatives of other companies which are, in turn, shareholders of SUSCRIPCIONES AUDIOVISUALES S.A., or in the exercise of the lawful representation referred to in Article 1 of Decree No. 2,820 of 1974.

CHAPTER VII.  MANAGEMENT, ADMINISTRATION AND REPRESENTATION OF THE COMPANY.
Article 28: The Company is to be managed, administrated and represented by the following bodies: a) THE GENERAL MEETING OF SHAREHOLDERS; b) the BOARD OF DIRECTORS; c) THE CHAIRMAN; d) THE VICE CHAIRMAN; e) THE GENERAL MANAGER. CHAPTER VIII. THE GENERAL MEETING OF SHAREHOLDERS.

Article 29: The General Meeting of Shareholders shall be composed of the shareholders with the right to deliberate, recorded in the book referred to as the SHARE REGISTER, or of the representatives or proxies thereof, meeting with a quorum and fulfilling the other prerequisites indicated in the charter/bylaws. The valid decisions resolved upon by the General Meeting of Shareholders shall bind all of the shareholders of the Company.

Article 30: The General Meeting of Shareholders shall be chaired by such shareholder as it may elect for such purpose. The status of Chairman, Vice Chairman or General Manager of the Company shall not prevent their obtaining such designation.

Article 31: All of the meetings, decisions, resolutions, deliberations and other acts of the General Meeting of Shareholders shall be set forth in a book of minutes which shall be recorded with the Chamber of Commerce of Cali. The minutes shall be signed by the Chairman of the Meeting of

Shareholders and the Secretary or, in the absence thereof, by the Internal Auditor. (Article 431 of the Commercial Code.) The minutes shall be approved, if possible, prior to closing the corresponding session.

Article 32: The meetings of the General Meeting of Shareholders may be regular or extraordinary and they shall be held at the principal domicile of the Company on the date, at the time and at the place indicated in the notice of meeting. For regular meetings, and those in which the balance sheet for the end of the fiscal year is to be approved, the notice of meeting shall be given at least 15 (fifteen) business days in advance. In the other cases, advance notice of 5
(five) calendar days shall be sufficient. Any notification or notice of meeting shall be made in writing to each shareholder by letter, telegram or telex, or by means of a notice published in a periodical of general circulation in the principal domicile of the Company. When involving an Extraordinary Meeting of Shareholders, the agenda of meeting shall be inserted into the notice. SEPARATE
PARAGRAPH: Nevertheless, the Meeting of Shareholders shall be able to meet validly without prior notice of meeting at any place when the entirety of the subscribed shares of the Company is represented. In the corresponding minutes of the meeting, record shall be made of the manner in which the notice of meeting was effected, or whether it was by the unanimous will of the shareholders or of the representatives thereof.

Article 33: Annually, in the months of February to March, after notice given by the Chairman of the Company, in agreement with the Board of Directors, the General Meeting of Shareholders shall meet in regular session. If it is not convened it shall take place automatically on the first business day in the month of April at 10:00 a.m. at the offices of the Company in the city of Cali, without the need for a further notice of meeting. In such case it shall be able to validly

                                                                      AA 0310433

continuation of Notarial Sheet No. AA 0310432

deliberate and decide with a plural number of partners, whatever the number of shares represented may be.

Article 34: The extraordinary Meetings of Shareholders shall be held when so required by the urgent or unforeseen needs of the Company, by means of a notice of meeting from the Board of Directors, from the Lawful Representative or from the Internal Auditor, or else upon the request of such plural number of the shareholders as represents at least twenty-five percent of the shares subscribed. SEPARATE PARAGRAPH: The Superintendent of Companies shall be able to order the convening of extraordinary Meetings of Shareholders, or to do so directly in those cases provided for in Article 423 of the Commercial Code.

Article 35: There shall be a quorum for the regular and extraordinary General Meetings of Shareholders with the attendance of a plural number of the partners representing at least one half plus one of the shares subscribed. SEPARATE
PARAGRAPH: With the exception of the deciding majorities indicated in Article 155, Article 420, Point No. 5, and Article 455 of the Commercial Code, the decisions of the Meeting of Shareholders shall be adopted by a majority of the votes present at the meeting.

Article 36: In the event that a Meeting of Shareholders is called and it is not held due to the lack of a quorum, a new meeting shall be called which shall deliberate and decide validly with a plural number of the partners, whatever the quantity of shares which they represent may be. The new meeting must be held not prior to the tenth day or subsequent to the thirtieth day from the date set for the first meeting.

Article 37:  The following are duties of the General Meeting of Shareholders:

1) to issue its own rules within the limitations of the law and of the charter/bylaws;

2) to elect, for periods of 2 (two) years, 7 (seven) full members, along with their respective, personal deputy members, comprising the Board of Directors, and to establish their fees. It shall be able to freely reelect and remove them;

3) to designate an Internal Auditor and his respective junior auditor for terms of 2 (two) years and to set the monthly allotment therefor;

4) to amend the charter/bylaws;

5) to decide upon the dissolution of the Company prior to the term set for its duration;

6) to extend the term of duration of the Company;

7) to set rules on the manner in which the liquidation of the Company is to be carried out and to appoint a receiver and establish the remuneration thereof;

8) to decide upon an increase in the capital stock by means of the creation of new shares or an increase in the par value of those already issued within the limitations of the law and of the charter/bylaws;

9) to decide, with the vote of one half plus one of the subscribed shares, upon the partial or total transfer of the Company, the conversion of its organizational form or its merger or consolidation with other companies, whether it is merged or merging;

10) to examine, to approve and to allow the closing of or to disapprove the balance sheets for the close of the fiscal year as well as the accounts which are to be rendered by the managers;

11) to decide upon the distribution of profits, to establish the amount of the dividend and to indicate the manner and term in which it is to be paid;

12) to make, with a charge against net profits, such incidental reserves as may be necessary and appropriate, with special allocation and justifying them before the Office of the Superintendent of Companies within the limitations of the law and of the charter/bylaws;

13) with the favorable vote of a plural number of the shareholders representing not less than 70% of the shares subscribed, to apply the shares issued during the course of the operation of the company to a purpose other than preemptive subscription, provided that, for such purpose, the

                                                                      AA 0310434

continuation of Notarial Sheet No. AA 0310433

shareholder or shareholders expressly waive the preemptive right thereof;

14) to decide that it shall be its exclusive duty to issue any Bonds as a means for obtaining loans. It may delegate this duty to the Board of Directors for the approval of the respective proposal, provided that the delegation establishes at least those bases which are indicated in Article 7 of Decree No. 1,026 of 1990, to wit: a) the amount of the loan; b) the maximum, effective yield which can be paid subject to the provisions of the law; c) the maximum term for the return of the capital and the manner of the repayment thereof; d) whether the Bonds can be converted into shares in the issuer Company and the conditions for such conversion; e) whether the Bonds shall be accompanied by coupons for the subscription of shares, and in such case the bases upon which the Board of Directors is to regulate the subscription; f) the application of the loan and g) the security which must be given, if any.

15) to change the company domicile to another within the country;

16) to convert into Capital Stock, susceptible to the issuance of new shares or to an increase in the par value of those already issued, any special reserve which the law does not require to be maintained, the proceeds of premiums obtained for the sale of paid-in shares and any other type of net profits susceptible to distribution;

17) to create preferred shares, shares for rights to holders of retired stock or shares for additional stock issued for services, as well as to approve the rules for the subscription of such shares;

18) to consider the report from the Board of Directors and that from the Chairman of the Company as to the situation of the business of the Company, as well as the report from the Internal Auditor;

19) to appoint, from within it, a committee to study the accounts, inventories and balance sheets when they are not approved by the Meeting of Shareholders in order to report thereon within such term as may be indicated to it;

20) to delegate to the Board of Directors when it may so deem appropriate and for given purposes or in certain cases, one or more of its duties which are susceptible to delegation by nature;

21) to exercise such other duties as may be conferred upon it by the present charter/bylaws as well as those which may pertain to it by their nature.

Article 38: The decisions with respect to amending the charter/bylaws and the dissolution of the Company shall be approved by the Meeting of Shareholders by means of the favorable vote of a plural number of the partners representing at least one half plus one of the shares subscribed, and they shall be made into a recorded public document to be signed by the Chairman of the Company and the Secretary.

CHAPTER IX. THE BOARD OF DIRECTORS. Article 39: The Board of Directors shall be comprised of 7 (seven) full members, each one of whom shall have a personal deputy member. The election thereof shall be carried out in the General Meeting of Shareholders for a term of 2 (two) years and by the electoral quotient system, in the manner in which the law governs such system. There shall be no conflict of interest whatsoever in the exercise of the offices of the Chairman, the Vice Chairman or the General Manager of the Company and the full or deputy members of the Board of Directors. In the event that the Chairman, the Vice Chairman or the General Manager of the Company are not members of the Board of Directors, they shall have the right to take the floor but not the right to vote in the deliberations thereof.

Article 40: The Board of Directors shall be chaired by such person as it may elect by an absolute majority of its members for terms of one year, and there shall not be any reelection for the subsequent period. In the event of the absence of the Chairman, it shall be chaired by any such full member as it itself may elect.

Article 41: The term for the full and deputy members of the Board of Directors shall be 2 (two)

                                                                      AA 0310435

continuation of Notarial Sheet No. AA 0310434

years commencing from the election thereof, without prejudice to their being able to be freely reelected and removed by the Meeting of Shareholders.

Article 42: The Board of Directors shall regularly meet in Cali every 2 (two) months as well as in extraordinary sessions as many times as may be necessary and appropriate, and it may be called to meet by it itself, by the Lawful Representative, by the Internal Auditor or 2 (two) of the members thereof who are acting as full members. (Article 437 of the Commercial Code.) The deputy members shall be able to attend the meetings and to act therein simultaneously with the full members, with the right to take the floor but without the right to vote. All of the meetings, decisions, resolutions, votes and deliberations and other acts of the Board of Directors shall be set forth in a Book of Minutes which shall be recorded with the Chamber of Commerce of Cali. The minutes shall be signed by such person as chairs the meeting and by the Secretary. SEPARATE
PARAGRAPH: The Board of Directors shall be able to meet in extraordinary session at any other place within the country when it is so agreed to by 5
(five) of its full members. In such case the notice of meeting shall be effected at least 6 (six) days in advance, of the date of the meeting, with indication of the time and place of the session. The omission of any of these prerequisites shall invalidate such resolutions as may be made in the meeting.

Article 43: The Board of Directors shall have a quorum for deliberation with the attendance of 4 (four) of its members. Its decisions must be adopted with the vote of the same number of members.

Article 44: The following are duties of the Board of Directors:

a) to appoint and to remove freely, for terms of 2 (two) years, the Chairman, the Vice Chairman and the General Manager of the Company and to set their remuneration;

b) to establish the conditions for the employment contract for the Chairman of the Company;

c) to call extraordinary or regular General Meetings of Shareholders to meet in accordance with that established in the present charter/bylaws;

d) to submit to the General Meeting of Shareholders, in the regular meeting thereof, in association with the Chairman of the Company, a reasoned report as to the manner in which the management has been carried out and the duties performed, as to the economic and financial position of the Company and as to the measures recommended to the Meeting of Shareholders for adoption;

e) to submit for the approval of the General Meeting of Shareholders, in its annual regular session and in association with the Chairman, the accounts and the General Balance Sheet pertaining to the immediately preceding fiscal year, with an itemization of the Income Statement and a proposal for the distribution of profits, as well as such other documents as, in accordance with the provisions of the Commercial Code, are to be submitted for the study and decision of the General Meeting of Shareholders;

f) To resolve with respect to the establishment of branch offices and to authorize the appointment of the respective managers, who shall be availed of such powers as the said Board of Directors may determine;

g) to study and to answer all inquiries of a business nature which the Chairman of the Company may make of it;

h) to decide whether, in payment for new shares, adequate property is received for the fulfillment of the goals of the Company, as well as to valuate it and submit the valuation to the approval of the Office of the Superintendent of Companies;

i) to authorize any act or contract which may have the purpose of acquiring or transferring real property;

j) to authorize the Chairman, the Vice Chairman and the General Manager to perform any act or

                                                                      AA 0310436

continuation of Notarial Sheet No. AA 0310435

enter into any contract which may relate to the encumbrance or restriction of real property or the pledging of personal property, as well as all of those other than those set forth above, where the amount thereof exceeds 500 (five hundred) minimum monthly wages in force, when it is the Chairman, 300 (three hundred) minimum monthly wages in force, when it is the Vice Chairman and 150 (one hundred fifty) minimum monthly wages in force, when it is the General Manager. When this prerequisite is not fulfilled, the act or contract shall not be able to be invoked. SEPARATE PARAGRAPH: Nevertheless, the authorization of the Board of Directors shall be required, whatever the amount may be, when the Chairman, the Vice Chairman or the General Manager intends to contract with another company in which any of the managers or members of the Board of Directors thereof are also such in SUSCRIPCIONES AUDIOVISUALES S.A. Such contract as may be made in violation of that required here shall not be able to be invoked.

k) to unanimously authorize that the Company guaranty the obligations of third parties;

l) to resolve with respect to the placement of such shares as the Company may have in reserve, to regulate the subscription of joint shares among those who are not shareholders or the preemptive right of the shareholders to subscribe them and, if the case arises, to grant periods not to exceed one year for the payment for those subscribed;

ll) to appoint out-of-court general attorneys-in-fact and to avail them of powers by means of a recorded, public document to be issued by the Chairman or the Vice Chairman for such powers as may be deemed necessary for achieving the company goals;

m) with respect to a shareholder in default, to exercise one or more of the actions contemplated in Article 20;

n) to contribute, with money or with services, to the creation and the progress of cultural, civic and social welfare works;

n) to examine, when it may so deem appropriate, all of the books and other documents of the

Company;

o) to decide with respect to leaves of the Chairman and of the Vice Chairman of the Company;

p) to execute the resolutions of the General Meeting of Shareholders and to see to the strict compliance with all of the provisions of the charter/bylaws;

q) to authorize the Chairman to submit to arbitration, in accordance with the legal rules in force, the disputes or controversies between the Company and third parties;

r) to freely appoint and remove the Secretary of the Company as well as the Deputy thereof and to establish their remuneration;

s) to indicate to the person who is to act as the representative of the Company in the Meetings of Shareholders, Meetings of Partners or the like, of other companies in which the Company may participate as a holder of shares or stock, the name of the person or persons for whom he is to vote in cases where the right to elect is to be exercised. Such indication of the Board of Directors is to be made unanimously. If a consensus on this point is not possible, such person as may represent the Company in such meetings of shareholders or meetings of partners shall abstain from voting. In the event that the representative of the Company does vote in the Meetings of Shareholders, Meetings of Partners or the like in a manner other than that indicated by the Board of Directors, it shall be deemed to be a deliberate violation of the present charter/bylaws of the Company.

Article 45: The Board of Directors shall have sufficient powers to order that an act be performed or a contract be entered into, when within the company purpose, which is not expressly attributed to another body of the Company, and in order to make the determinations necessary for the Company to fully achieve its goals, and to delegate to the Chairman or to the

                                                                      AA 0310437

continuation of Notarial Sheet No. AA 0310436

Vice Chairman, for given purposes or certain cases, one or more of the powers which pertain thereto and which the Board of Directors itself may deem to be susceptible to delegation.

CHAPTER X.  THE CHAIRMAN, THE VICE CHAIRMAN AND THE GENERAL MANAGER.

Article 46: The direct management of the Company shall be the duty of an officer referred to as the Chairman, who shall be the chief executive officer and manager of the company business. All of the representatives and employees of the Company, with the exception of the Internal Auditor, shall be subordinate to the Chairman. The election of the Chairman, and his removal as the case may be, shall pertain to the Board of Directors, which may remove him at any time.

Article 47: The deputies for the Chairman, in consecutive order, are the Vice Chairman and the General Manager, and they shall substitute for him in incidental and temporary absences, in the exercise of the special duties of the office of the Chairman which are indicated in the following article, and in the absolute absences, until such time as the Board of Directors may effect the appointment of the new Chairman. SEPARATE PARAGRAPH: The deputies of the Chairman shall also substitute for him in those acts where the said officer may have some impediment against their performance.

Article 48: DUTIES OF THE CHAIRMAN: The following shall pertain to the Chairman of the Company:

1) to assume, for all legal purposes, the representation of the Company;

2) to decide with respect to the management and exploitation of the company business and property, seeking its economic progress without prejudice or detriment to its philosophy;

3) to execute the decisions adopted by the General Meeting of Shareholders and by the Board of

Directors;

4) to enter into the acts and contracts relating to the company business within the limitations established with respect to the amount thereof in Article 44 of the charter/bylaws;

5) to bring court actions and/or appeals before the judicial authorities, administrative authorities or administrative appeals authorities, and to represent the Company at all jurisdictional levels of such actions or appeals, to represent the Company in those actions or cases brought against it or in those where it may have a legal interest;

6) on behalf of and representing the Company, to submit applications to the authorities and to participate in the process of the handling thereof;

7) to designate attorneys-in-fact for actions and proceedings, or otherwise, of the Company and to set the scope of their powers;

8) to acquire real or personal property in any manner and to transfer it;

9) to represent the Company in the Meetings of Shareholders or Meetings of Partners in those companies in which it may have shares or stock. In the event of the absence of the Chairman, the Board of Directors shall effect the designation of such person as is to represent the shares or rights; which designation even may call upon the Vice Chairman or the General Manager;

10) to settle the matters of the Company and to submit them to a decision by arbitrators, with the authorization of the Board of Directors;

11) to encumber the property of the Company;

12) to open checking accounts with banking institutions and to make checks on them, to issue, make, accept and endorse securities and to transfer or negotiate civil or commercial debt instruments;

13) to dismiss court cases or actions;

                                                                      AA 0310438

continuation of Notarial Sheet No. AA 0310437

14) to receive deliveries in payment and to discharge debts in favor of the Company;

15) by mutual agreement with the Board of Directors, to create such Offices of Vice Presidents or Advisory Departments as he may deem appropriate to assist him in his duties, as well as the employment positions he may deem necessary for the proper management of the Company, allotting their duties to them and setting their remuneration, as well as designating those persons who are to fill them. He shall be able to delegate this power, in full or in part, to any representative of the Company except with respect to the creation of the Offices of Vice Presidents or Advisory Departments;

16) in the name of the Company, to enter into labor contracts with its employees, to deem them to be terminated, to effect at the appropriate time the payment of the company remuneration or benefits. He shall be able to delegate this power to another officer of the Company;

17) to issue the work rules and to submit them for the approval of the pertinent authorities;

18) to conserve and safeguard all of the property of the Company;

19) to provide to the Board of Directors such reports and documents as it may require of him;

20) to issue certified accounts with respect to his management when he retires from his post or he is so required by the General Meeting of Shareholders or the Board of Directors, as well as to submit, upon the close of each fiscal year, for the consideration of the General Meeting of Shareholders in conjunction with the Board of Directors, the balance sheet and the accounts for each fiscal year, a reasoned to report on the economic and financial position of the Company and the respective proposal for the distribution of profits or discharge of losses, and the creation or increase of reserves.

21) to call the General Meeting of Shareholders to meet in regular sessions and to call the General

Meeting of Shareholders and the Board of Directors in extraordinary sessions when, in his judgment, the unforeseen or urgent needs of the Company may so require;

22) to receive and/or to give money in LOAN and to carry out other lending transactions directly relating to the goals of the Company, and to grant guaranties, whether or not secured, which may be demanded of the Company;

23) to have any amendment of the charter/bylaws approved by the General Meeting of Shareholders, after authorization of the Office of the Superintendent of Companies, made into a recorded public document, in association with the Secretary of the Company;

24) after approval of the General Meeting of Shareholders, to transfer all of the commercial establishments owned by the Company.

Article 49: The Vice Chairman and the General Manager shall also be lawful representatives of the Company and direct co-workers with the Chairman of the Company. They shall be able to exercise, separately or jointly the powers inherent to the status of lawful representatives, within the limitations established in Articles 44 and 48.

Article 50: DUTIES OF THE VICE CHAIRMAN.

a) To substitute for the Chairman of the Company in his incidental or temporary absences in the exercise of the functions exclusively attributed to that officer in Article 48 of the charter/bylaws and subject to the same limitations as those established there, and in absolute absences, until such time as the Board of Directors may designate the new Chairman of the Company;

b) to represent the Company before the courts and otherwise;

                                                                      AA 0310439

continuation of Notarial Sheet No. AA 0310438

c) to bring court actions and/or appeals before the judicial authorities, administrative authorities or administrative appeals authorities, and to represent the Company at all jurisdictional levels of such actions or appeals; to represent the Company in those actions or cases brought against it or in those where it may have a legal interest;

d) on behalf of and representing the Company, to submit applications to the authorities and to participate in the process of the handling thereof;

e) to designate attorneys-in-fact for actions and proceedings, or otherwise, of the Company and to set the scope of their powers;

f) to enter into any manner of contract in which the Company may have an interest, with the limitations with respect to the amount thereof as established in Article 44;

g) to acquire real or personal property in any manner and to transfer it, within the limitations established in Article 3 on the purpose of the Company and
Article 44 as to the Amount;

h) to settle the matters of the Company and to submit them to a decision by arbitrators, with the authorization of the Board of Directors;

i) to give and to take money in loan and to agree as to the interest rates, modalities of payment and guaranties;

j) to encumber the assets of the Company;

k) to open checking accounts with banking institutions and to make checks on them, to issue, make, accept and endorse securities and to transfer or negotiate civil or commercial debt instruments;

l) to dismiss court cases or actions;

ll) to receive deliveries in payment and to discharge debts in favor of the Company.

m) to exercise such other duties as may be assigned to him by the Chairman of the Company.

Article 51: There shall be a recorded in the Commercial Register the appointment of the lawful representatives of the Company, the Chairman, the Vice Chairman and the General Manager, by means of a copy of the pertinent portion of the minutes corresponding to the meeting in which the appointment was carried out, once approved and signed by the Chairman and the Secretary, and in the absence thereof by the Internal Auditor.

Article 52: The Company shall also have a General Manager, who shall be the second deputy of the Chairman and may or may not be a member of the Board of Directors. He shall be appointed by the Board of Directors for terms of 2 (two) years, but may be removed at any time. His duties shall be the following:

a) within the limitations established in Articles 44 and 48 of the charter/bylaws, to substitute for the Chairman and/or the Vice Chairman in cases of temporary or definitive absence of these officers or when they may be impeded from acting;

b) to represent the Company before the courts and otherwise;

c) to bring court actions and/or appeals before the judicial authorities, administrative authorities or administrative appeals authorities, to represent the Company at all jurisdictional levels of such actions or appeals, and to represent the Company in those actions or cases brought against it or in those where it may have a legal interest;

d) on behalf of and representing the Company, to submit applications to the national, departmental or municipal authorities and to participate in the process of the handling thereof;

e) to designate attorneys-in-fact for actions and proceedings, or otherwise, of the Company and to set the scope of their powers;

f) to enter into any manner of contract in which the Company may have an interest, with the limitations established in Article 44;

                                                                      AA 0310440

continuation of Notarial Sheet No. AA 0310439

g) to dismiss, to be served process or to conciliate complaints in actions or proceedings of any nature;

h) to receive deliveries in payment;

i) to give and to take money in loan and to carry out other lending transactions directly relating to the goals of the Company, and to grant guaranties, with the authorization of the Board of Directors, whether or not secured, which may be demanded of the Company;

j) in the name of the Company, to enter into labor contracts with its employees, to deem them to be terminated, to effect, at the appropriate time, the payment of the company remuneration or benefits. He shall be able to delegate this person to another officer of the Company;

k) to settle the matters of the Company and to submit them to a decision by arbitrators, with the authorization of the Board of Directors;

l) to exercise administrative duties and all such duties as may be assigned to him by the Chairman of the Company or the Board of Directors.

CHAPTER XI. THE INTERNAL AUDITOR. Article 53: The Internal Auditor must be a Public Accountant, appointed by the General Meeting of Shareholders for periods of 2 (two) years; he shall be able to be reelected indefinitely and removed freely any time, and shall have a junior auditor who shall substitute for him in temporary absences, and in absolute absences while the General Meeting of Shareholders is filling the office.

Article 54: The Internal Auditor shall not be able to be a shareholder of the Company, or of its affiliates and subsidiaries, by himself or through an intermediary person, and his office is incompatible with any other in the same company. Nor shall he be able to enter into contracts with the Company whether directly or indirectly.

Article 55: The Internal Auditor shall not be able to be an individual connected by marriage or family relationship within the fourth degree of consanguinity, the first civil degree or the second degree of affinity with the Chairman, the Vice Chairman, the General Manager, with any member of the Board of Directors, with the Secretary or with the cashier, the accountant or the comptroller of the Company, nor shall he be a partner or joint holder with any of these officers, nor a private employee of any of them. (Article 205 of the Commercial Code.)

Article 56:  The Internal Auditor shall have the following duties:

a) to verify that the transactions carried out for the account of the Company are in accordance with the rules of law, with the mandates of the charter/bylaws and with the decisions of the General Meeting of Shareholders and of the Board of Directors;

b) to report promptly and in writing to the Meeting of Shareholders, to the Board of Directors, to the Chairman and to the Vice Chairman, as the case may be, as to the irregularities which may occur in the functioning of the Company and in the progress of its business;

c) to work in cooperation with the governmental entities which exercise the inspection and supervision of the Company and to give them such reports and to send them such documents as may be appropriate;

ch) to monitor that the accounting of the Company and the minutes of the sessions of the Meetings of Shareholders and of the Board of Directors are regularly kept and that the correspondence and the supporting documents for the accounts are duly conserved, imparting the necessary instructions for the achievement of such purposes;

d) to assiduously inspect the property of the Company and to have the measures for its conservation and security taken at the appropriate time, including that which it may hold in custody or in any other manner;

e) to impart the instructions, to carry out the inspections and to request the reports which may be necessary for establishing ongoing control of the assets of the Company;

f) to authorize, with his signature, any balance sheet which may be made and to accompany it with his corresponding report or decision;

g) to call extraordinary sessions of the General Meeting of Shareholders when he may so deem

                                                                      AA 0310441

continuation of Notarial Sheet No. AA 0310440

necessary;

h) to see that all of the insurance policies of the Company are issued and renewed at the appropriate times;

i) to monitor that the mandatory life insurance and retirement pensions of which the Company is in charge are well organized and function correctly;

j) to render a written report to the regular sessions of the General Meeting of Shareholders on the performance of his duties and the results of his work, and;

k) to perform such other duties as may be indicated for him by the laws and by the charter/bylaws, as well as those which may be conferred upon him by the General Meeting of Shareholders or the Board of Directors and are compatible with those listed above.

CHAPTER XII. THE SECRETARY. Article 57: The Company shall have a Secretary, freely appointed and removed by the Board of Directors. The Secretary shall be the Secretary for the General Meeting of Shareholders, for the Board of Directors and for the Office of the Chairman, concurrently. The Secretary shall have a deputy, also freely appointed and removed by the Board of Directors, who shall substitute for him in this temporary and absolute absences.

Article 58: The following are duties of the Secretary: a) to maintain the books of minutes of the General Meetings of Shareholders and of the Board of Directors as well as to sign such minutes;

b) to maintain the Share Register Book, to make the pertinent annotations therein and to report on them in writing to those respectively involved; c) to communicate the notice of meeting for the sessions of the Board of Directors;
ch) to maintain in good order of the books, equipment, accounts, archives and other items entrusted to him; d) to give verbal or written reports requested of him by the superior officers and to perform the duties indicated in the charter/bylaws, by the General Meeting of Shareholders, the Board of Directors and the Chairman.

CHAPTER XIII. PROFITS AND DIVIDENDS. Article 59: Annually, on December 31, the accounts shall be closed for making the inventory and the general balance sheet, which must be submitted by the Chairman and the Board of Directors together with the documents mandated by Article 446 of the Commercial Code to the consideration of the General Meeting of Shareholders for the approval thereof. In order to determine the final results of the transactions carried out in the respective fiscal year, it shall be necessary that the items required for attending to the depreciation, devaluation and guaranty of the capital be previously appropriated, in accordance with the legal and accounting rules.

Article 60: The inventory and the general balance sheet must bear the signatures of the Chairman of the Company, of the Accountant and of the Internal Auditor. The balance sheet shall be published in accordance with the legal rules.

Article 61: After approval of the balance sheet corresponding to the fiscal year, the profits shall proceed to be distributed in accordance with the provisions of the law.

Article 62: The payment of dividends shall be carried out in cash money at such times as the General Meeting of Shareholders may resolve to declare them, and to such person as may have the status of shareholder at the time when each payment becomes due. Nevertheless, the dividend may be paid in the form of paid-in shares of the said company if it is so decided by the Meeting of Shareholders with the vote of 80% (eighty percent) of the shares represented in the meeting. In the absence of such majority only such shareholders as may so accept shall be able to be delivered such shares as a dividend. (Article 455 of the Commercial Code.)

Article 63: The company shall not pay interest on the dividends which are not claimed at the appropriate time and they shall remain in the company vault on available deposit, to the order

                                                                      AA 0310442

continuation of Notarial Sheet No. AA 0310441

of the owners thereof.

Article 64: The right to the unclaimed dividends of the shareholders shall be prescribed in accordance with the terms indicated in the law.

Article 65: Such shares as have not been fully paid in, in the respective fiscal year, belonging to shareholders who are not in default, shall participate in the dividends only in the proportion of the sums actually paid for each share.

CHAPTER XIV - ARBITRATION. Article 66: Such disputes as may arise between the partners and the company, or among the former, arising under the partnership agreement during the existence of the company, when dissolution occurs or during the period of liquidation and up to the full extinguishment of the company, provided that they are susceptible to settlement, shall be submitted to the decision of a panel of arbitration composed of 3 (three) arbitrators appointed by the Chamber of Commerce of Cali, which shall decide in accordance with the law.

Article 67: The arbitration shall be carried out in accordance with the rules and procedures indicated in Decree No. 2,279 of 1989 and Law No. 23 of 1991, and any rule or decree which may be issued by the government for regulating arbitral proceedings.

CHAPTER XV - DISSOLUTION AND LIQUIDATION OF THE COMPANY. Article 68: The company shall be dissolved: a) Upon the expiration of the period indicated as the term of its duration; b) because the losses exhaust the legal reserve and the reserves under the charter/bylaws and agreed upon, as well as at such time as they may reduce the net worth below 50% (fifty percent) of the subscribed capital, unless the General Meeting of Shareholders adopts one or more of the measures indicated in Article 459 of the Commercial Code; c) due to a resolution therefor by the Meeting of Shareholders; and ch) for such other causes as the law may indicate.

Article 69: After the dissolution of the Company, its liquidation shall be undertaken immediately. As a result, it shall not be able to initiate new transactions in the furtherance of its purpose and it shall retain legal capacity only for such acts as may be necessary for its liquidation. Once dissolved, the name of the Company must have the expression IN LIQUIDATION added to it.

Article 70: The liquidation shall be carried out by such person as the General Meeting of Shareholders may designate. The receiver shall have a deputy to substitute for him in his temporary or absolute absences. If the Meeting of Shareholders does not appoint a receiver, the last Chairman of the Company shall perform the office.

Article 71: The appointment of the receiver and his deputy shall be carried out by the favorable vote of a plural number of partners representing at least one half plus one of the votes of the shareholders present at the meeting, provided that there is a quorum. The same applies to the removal thereof at any time.

Article 72: During the liquidation period the General Meeting of Shareholders shall meet on the dates indicated in the charter/bylaws for the regular sessions, and shall meet in extraordinary session at any time when called to meet by the receiver, the Internal Auditor or the Superintendent of Companies in accordance with the general rules; the notice of meeting shall be made in the form and terms indicated in Article 32.

Article 73: In its regular and extraordinary sessions the Meeting of Shareholders may exercise all of the acts compatible with the status of liquidation, such as freely appointing and removing the receivers and their deputies, agreeing with them as to the fee for their services, approving the final account and the record of liquidation.

Article 74: The receiver shall submit statements of liquidation in the regular sessions of the General Meeting of Shareholders with a reasoned report on the development thereof, a general

                                                                      AA 0310448

continuation of Notarial Sheet No. AA 0310442

balance sheet and a detailed inventory. These documents shall be available to the shareholders during the term of the notice of meeting.

Article 75: The General Meeting of Shareholders shall require of the Chairman, of the Vice Chairman, of the General Manager, of the members of the Board of Directors, of the receiver and of any other person who has managed the interests of the Company an accounting of the administration thereof. It shall pertain to the General Meeting of Shareholders to examine these accountings, audit them, close them and make demand for legal liabilities, as the case may be, through attorneys.

CHAPTER XVI. MISCELLANEOUS. Article 76: The Company is prohibited from: a) acquiring its own shares unless so decided by the General Meeting of Shareholders, the acquisition is carried out with funds taken from net profits susceptible to distribution and such shares are fully paid-in. While such shares belong to the Company, the rights inherent to them shall remain suspended. With respect to them, the Company may take one or more of the measures provided for in Article 417 of the Commercial Code; b) paying interest on capital shares, as dividends and profit-sharing can be paid only on the net profits established by the balance sheet. The dividends shall be set only after effecting the deductions for legal reserves and reserves under the charter/bylaws.

Article 77: The Company shall have the following reserves: a legal reserve shall be constituted which shall amount to at least 50% (fifty percent) of the subscribed capital, formed by 10% (ten percent) of the net profits of each fiscal year. When this reserve reaches 50% (fifty percent) as mentioned, the Company shall not be required to continue to apply to this account the 10% (ten percent) from the net profits. But if it falls lower, the same 10% (ten percent) of such profits shall again be appropriated until the reserve again reaches the limit set (Article 452 of the Commercial Code).

Article 78: SUBSTITUTION. The present charter/bylaws fully replace those which this Company issued previously, as set forth in the recorded document of formation and amendments. Therefore, commencing from the date of the recorded document formalizing the present charter/bylaws, the Company shall be governed by the present charter/bylaws and not by those which have been abrogated.
FOURTH: The appearing parties deliver to the notary, who does so attest to the conformity thereof with the originals, for insertion into this recorded document and into such copies hereof as may be issued in the future, an authorized copy of the following documents: a) of Minutes No. 50 of February 6, 1998 of the Extraordinary General Meeting of Shareholders of SUSCRIPCIONES AUDIOVISUALES S.A.; b) of the certificate on the formation and lawful representation of the Company SUSCRIPCIONES AUDIOVISUALES S.A. issued by the Registrar of the Chamber of Commerce of Cali. (THE MEMORANDUM OF MINUTES SUBMITTED CONTINUES UP TO HERE).

The notary advises the issuers of the duty to pay the departmental registration tax within two months subsequent to the issuance hereof. (ARTICLE 231 LAW 223 OF 1995.) Upon the reading of the present document by the issuers, they did approve and sign it, as did the notary, who does so attest with respect to all of it. NOTARIAL FEES: 6,900.00; 3,420.00 COLLECTED IN ACCORDANCE WITH RESOLUTION NO. 037 OF JANUARY 15, 1998.

It is set forth that the present document was issued on sheets of notarial paper distinguished with the following letters and numbers: AA O310425, 426, 427, 428, 429, 430, 431, 432, 433, 434, 435, 436, 437, 438, 439, 440, 441, 442, 448 and
449.

                                   CONTINUATION TO NOTARIAL SHEET NO. AA 0310449

                                                                      AA 0310449

continuation of Notarial Sheet No. AA 0310448

THIS SHEET IS PART OF RECORDED PUBLIC DOCUMENT NO. THREE HUNDRED EIGHTY-FOUR
(384) OF FEBRUARY NINETEENTH (19th) NINETEEN NINETY-EIGHT (1998).

INSERTION: "RULE" IS VALID

ADDITION: "NINE HUNDRED" IS VALID


s/                                            s/

ALVARO JOSE LLOREDA CAICEDO                   RODOLFO GUERRERO BUENO

Citizenship Card No. 6,080,980 OF CALI        Citizenship Card

LAWFUL REPRESENTATIVE OF                 No. 16,449,603 YUMBO

THE COMPANY SUSCRIPCIONES                     SECRETARY OF THE

AUDIOVISUALES S.A.                            GENERAL MEETING OF

                                              SHAREHOLDERS OF THE

                                              COMPANY SUSCRIPCIONES

                                              AUDIOVISUALES S.A.

m-sasa

                                      s/

                               MELBA LUCIO OCHOA

                       ACTING FOURTEENTH NOTARY OF CALI

[script initials]

[2 rubber stamps]

              THIS PAPER IS ENTIRELY FREE OF CHARGE FOR THE USER

[2 rubber stamps with signature]